EXHIBIT 99

Home Properties, Inc.
Earnings Release and Supplemental Information
First Quarter 2015

FOR IMMEDIATE RELEASE

Home Properties Reports First Quarter 2015 Results and
Announces Quarterly Dividend

ROCHESTER, N.Y., April 30, 2015 – Home Properties, Inc. (NYSE:HME) today reported financial results for the quarter ended March 31, 2015. All per share results are reported on a diluted basis.

•	Earnings per share (“EPS”) increased 23.4% to $0.98 from $0.79 in the first quarter of 2014. 2015 EPS includes the impact of higher gains on the disposition of property of $0.13 per share.

•	Funds from Operations ("FFO") per share increased 8.7% to $1.08 from $1.00 in the prior year period.

•	Operating Funds from Operations (“OFFO) per share increased 9.2% to $1.09 from $1.00 in the prior year period.

“We generated growth in rental income of 3.2% for the quarter, equal to assumptions provided in our guidance,” said Edward J. Pettinella, President and Chief Executive Officer. “Occupancy was steady at 95.0% for the quarter, unchanged from the first quarter of 2014 and up 10 basis points from year-end 2014.

"I am pleased with these achievements in light of the challenging weather conditions experienced in seven of our eight markets. In the first quarter of 2015, temperatures were significantly lower than the 30-year historical average and snowfall was higher, contributing to lower prospective resident traffic and higher operating expenses. Operating expenses related to weather were approximately three cents per share higher than our forecast. Nonetheless, our core portfolio generated a strong 5.2% increase in NOI. In light of recent positive operating trends, particularly in our Washington, D.C. market, and our outlook for the remainder of 2015, today we reaffirmed the midpoint of previously-provided FFO and OFFO guidance.”

Same-Property Operating Results (1)

	First Quarter 2015 Compared to	First Quarter 2015 Compared to
	First Quarter 2014	Fourth Quarter 2014
Rental Income	3.2% increase	0.5% increase
Total Revenues	2.6% increase	0.8% increase
Property Level
Operating Expenses	1.3% decrease	5.2% increase
Net Operating Income (“NOI”)	5.2% increase	1.8% decrease
Average Physical	95.0%,	95.0%,
Occupancy(2)	unchanged from prior year	10 basis point increase
Average Monthly Rental Rates	3.0% increase to $1,357	0.3% increase to $1,357

(1)	For 113 core properties containing 38,569 apartment units owned since January 1, 2014.
(2)	The number of occupied apartment units divided by total apartment units.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

Acquisitions

During the quarter, the Company added 710 units in its Chicago region and 241 units in Northern New Jersey for a combined purchase price of $123 million.

•
Two adjacent apartment communities were acquired on January 7 in the northwest suburbs of Chicago – The Mansions of Mountshire and The Mansions Apartments – and they are being operated as one community named Park Grove Apartments.  Park Grove is located in Mount Prospect near three major Chicago area expressways and within 5 miles of O’Hare International Airport.

•
Longbrook Apartments in Matawan, New Jersey was acquired on February 19 and renamed Sutton Pointe Apartments. The community is located within walking distance of the Aberdeen-Matawan Train Station and is a 45-minute drive from Manhattan.

Dispositions

The Company sold two apartment communities with 1,141 units during the quarter for approximately $126 million, resulting in a gain on sale of $40.3 million.

Apartment communities sold were:

•	The New Colonies – 672 units in Steger, Illinois (Chicago region) sold on January 26.

•	The Coves at Chesapeake – 469 units in Glen Burnie, Maryland (Baltimore region) sold on March 25.

Development

Construction continues at The Courts at Spring Mill Station, the Company’s last remaining development project. The first of two buildings in this Conshohocken, Pennsylvania community became ready for occupancy in the fourth quarter of 2014, and the second building is nearing completion. Approximately 41% of the units are currently leased.

Capital Markets

During the quarter, the Company repaid first and second mortgages on one community totaling approximately $33 million at a weighted average fixed rate of 5.22%. The property is now part of the unencumbered asset pool.

As of March 31, 2015:

•	The Company had approximately $22 million of cash on hand and an additional $155 million of available capacity on its corporate credit facility.

•	Unencumbered assets represented 57.6% of total undepreciated assets, up from 56.7% at December 31, 2014.

•	The Company’s ratio of debt-to-total market capitalization was 34.1%.

•	Total debt of $2.4 billion was outstanding at a weighted average interest rate of 4.1% and staggered maturities averaging 3.2 years.

•	Approximately 83% of total indebtedness was at fixed rates.

•	Interest coverage for the quarter was 4.0 times and the fixed charge ratio was 3.8 times.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

Guidance

For 2015, the Company expects FFO between $4.59 and $4.71 per share, which will produce growth of 6.1% to 8.9% when compared to 2014 results. The guidance range of expected FFO per share for the second quarter of 2015 is $1.13 to $1.17.

The Company expects 2015 OFFO per share between $4.54 and $4.66. The guidance range of expected OFFO per share for the second quarter of 2015 is $1.13 to $1.17.

Assumptions for 2015 guidance are included in the Company’s supplemental information. The Company expects to include additional commentary on projected results for the balance of the year when it announces second quarter 2015 financial results.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.76 per share for the quarter ended March 31, 2015.  The dividend is payable on May 22, 2015 to shareholders of record on May 12, 2015 and is equivalent to an annualized rate of $3.04 per share.  The current annual dividend represents a 4.1% yield based on the April 29 closing price of $73.89. Home Properties’ common stock will begin trading ex-dividend on May 8, 2015.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, dispositions, geographic market breakdown, debt and new development. The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

First Quarter Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to discuss quarterly results. The webcast, which includes a slide presentation, will be available on the Presentations page of the Investors section of the Company’s website, www.homeproperties.com. For live audio-only participation, you may dial 800-913-1647 (International 212-231-2900).

Second Quarter Conference/Event Schedule

Home Properties is scheduled to participate in REITWeek 2015®: NAREIT's Investor Forum® on June 9-11, 2015 in New York City. Management will participate in a roundtable discussion at the event on Tuesday, June 9 at 10:15 AM. A link to the live webcast will be available on the Presentations page of the Investors section of the Company’s website, with a replay available for 90 days. The Company’s presentation materials for the conference will be available at the same location.

Second Quarter Earnings Release and Conference Call

The Company’s second quarter 2015 financial results are scheduled to be released after the stock market closes on Thursday, July 30, 2015. A conference call, which will be simultaneously webcast, is scheduled for Friday, July 31, 2015 at 11:00 AM ET. The call will be accessible following the same instructions as the current quarter's conference call.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

Forward-Looking Statements

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that may cause actual results to differ are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission and include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth. The Company assumes no obligation to update or supplement forward-looking statements because of subsequent events.

About Home Properties

Home Properties is a publicly traded multifamily real estate investment trust that owns, operates, acquires and repositions apartment communities in suburbs of major metropolitan areas, primarily along the East Coast of the United States. An S&P 400 Company, Home Properties owns and operates 121 communities containing 41,917 apartment units. For more information, please visit the Company’s website at www.homeproperties.com.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands – Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental income	$160,880	$149,836
Property other income	15,447	15,321
Other income	317	141
Total revenues	176,644	165,298
Expenses:
Operating and maintenance	67,307	65,571
General and administrative	8,543	9,258
Interest	25,485	24,852
Depreciation and amortization	47,864	43,778
Other expenses	377	8
Impairment and other charges	181	-
Total expenses	149,757	143,467
Income from continuing operations, before gain on disposition of real estate	26,887	21,831
Gain on disposition of land	70	-
Gain on disposition of property	40,346	-
Income from continuing operations	67,303	21,831
Discontinued operations:
Income from discontinued operations	-	834
Gain on disposition of property	-	31,306
Discontinued operations	-	32,140
Net income	67,303	53,971
Net income attributable to noncontrolling interest	(9,945)	(8,180)
Net income attributable to common stockholders	$57,358	$45,791
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income attributable to common stockholders	$57,358	$45,791
Real property depreciation and amortization	47,272	44,088
Noncontrolling interest	9,945	8,180
Gain on disposition of property	(40,346)	(31,306)
FFO - basic and diluted, as defined by NAREIT	74,229	66,753
Loss from early extinguishment of debt in connection with sale of real estate	-	802
FFO - basic and diluted (1)	$74,229	$67,555

(1)
Pursuant to guidance provided by the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property. The Company adds back debt extinguishment costs and other one-time costs incurred as a result of repaying property-specific debt triggered upon sale of a property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition. The Company believes all adjustments not specifically provided for are consistent with the definition. Similarly titled measures disclosed by other companies may not be calculated in the same manner.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share/unit – Unaudited)
	Three Months Ended
	March 31,
	2015	2014
FFO – basic and diluted	$74,229	$67,555
Acquisition costs of closed deals included in other expenses	377	8
Gain on land sale	(70)	-
Impairment and other charges	3	-
Operating FFO (2)	$74,539	$67,563
FFO – basic and diluted	$74,229	$67,555
Recurring non-revenue generating capital expenses	(9,192)	(9,129)
AFFO (3)	$65,037	$58,426
Operating FFO	$74,539	$67,563
Recurring non-revenue generating capital expenses	(9,192)	(9,129)
Operating AFFO (2) (3)	$65,347	$58,434
Weighted average shares/units outstanding:
Shares – basic	57,872.6	57,106.9
Shares – diluted	58,505.7	57,620.7
Shares/units – basic (4)	67,940.3	67,336.5
Shares/units – diluted (4)	68,573.4	67,850.3
Per share/unit:
Net income – basic	$0.99	$0.80
Net income – diluted	$0.98	$0.79
FFO – basic	$1.09	$1.00
FFO – diluted	$1.08	$1.00
Operating FFO (2)	$1.09	$1.00
AFFO (3)	$0.95	$0.86
Operating AFFO (2) (3)	$0.95	$0.86
Common dividend paid	$0.76	$0.73

(2)	Operating FFO is defined as FFO adjusted for the addback of acquisition costs on closed deals and land impairment costs.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $900 per apartment unit. The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock. Diluted includes additional common stock equivalents.

Home Properties Reports First Quarter 2015 Results
April 30, 2015

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	March 31, 2015	December 31, 2014
Assets
Real estate:
Land	$803,156	$815,565
Land held for sale	36,746	13,114
Construction in progress	83,611	118,595
Buildings, improvements and equipment	4,859,169	4,817,453
	5,782,682	5,764,727
Less: accumulated depreciation	(1,381,762)	(1,371,227)
Real estate, net	4,400,920	4,393,500
Cash and cash equivalents	22,130	11,131
Cash in escrows	25,978	24,118
Accounts receivable, net	17,053	19,556
Prepaid expenses	17,003	23,484
Deferred charges, net	8,590	9,250
Other assets	2,299	7,496
Total assets	$4,493,973	$4,488,535
Liabilities and Equity
Mortgage notes payable	$1,596,881	$1,637,175
Unsecured notes payable	550,000	550,000
Unsecured line of credit	291,500	269,000
Accounts payable	27,376	25,835
Accrued interest payable	9,819	7,732
Accrued expenses and other liabilities	42,812	38,732
Security deposits	19,161	18,631
Total liabilities	2,537,549	2,547,105

Common stockholders’ equity	1,669,300	1,653,218
Noncontrolling interest	287,124	288,212
Total equity	1,956,424	1,941,430
Total liabilities and equity	$4,493,973	$4,488,535

Total shares/units outstanding:
Common stock	57,900.9	57,704.0
Operating partnership units	10,017.1	10,114.4
	67,918.0	67,818.4

For Further Information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Shelly J. Doran, Vice President, Investor Relations, (585) 295-4227

###

Property Results

First Quarter 2015
							1Q '15 Versus 1Q '14
		1Q '15					% Growth
	# of	Company	Date	1Q '15	1Q '15	1Q '14	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,365	93.4%	94.0%	5.0%	1.8%	(12.9%)	12.0%
Bonnie Ridge	960		7/1/1999	1,221	94.6%	95.0%	4.1%	4.7%	(1.8%)	8.1%
Canterbury	618		7/15/1999	1,101	95.5%	95.4%	2.9%	2.3%	3.9%	1.5%
Charleston Place	858		9/30/2010	1,291	94.8%	95.3%	2.7%	1.6%	(2.6%)	3.5%
Country Village	344		4/30/1998	1,053	94.6%	95.9%	1.6%	2.2%	5.4%	0.1%
Dunfield	312		11/1/2007	1,281	93.7%	91.8%	1.2%	5.5%	(4.6%)	11.1%
Fox Hall	720		3/28/2007	983	91.9%	94.4%	3.0%	(5.5%)	(15.6%)	3.7%
Gateway Village	132		7/15/1999	1,469	96.6%	97.0%	1.7%	2.2%	(2.8%)	4.7%
Heritage Woods	164		10/4/2006	1,194	95.7%	97.0%	0.5%	(0.8%)	10.5%	(7.3%)
Howard Crossing	1,350		6/28/2012	1,187	95.1%	93.8%	3.0%	4.4%	0.0%	6.7%
Middlebrooke	208		4/1/2010	1,087	95.7%	96.1%	4.1%	3.7%	(4.4%)	8.3%
Mill Towne Village	384		5/31/2001	1,006	94.4%	95.7%	4.4%	1.7%	1.0%	2.1%
Morningside Heights	1,050		4/30/1998	1,039	93.2%	93.6%	4.2%	4.3%	1.7%	5.8%
Owings Run	504		7/15/1999	1,371	92.3%	93.2%	3.4%	2.5%	(2.7%)	5.2%
Ridgeview at Wakefield Valley	204		1/13/2005	1,311	94.5%	93.0%	3.3%	2.1%	(3.4%)	5.4%
Saddle Brooke	468		10/29/2008	1,243	94.6%	95.3%	5.2%	4.3%	(3.2%)	8.6%
Selford	102		7/15/1999	1,561	93.8%	97.1%	3.9%	1.7%	(1.3%)	3.0%
The Apts. at Cambridge Court	544		8/23/2011	1,386	91.1%	92.7%	2.3%	1.6%	9.9%	(3.0%)
The Greens at Columbia	168		7/29/2010	1,506	97.0%	95.6%	1.6%	2.5%	(0.1%)	3.6%
Top Field	156		10/4/2006	1,424	96.0%	94.2%	3.7%	4.2%	4.9%	3.9%
Village Square	370		7/15/1999	1,285	95.7%	93.4%	3.1%	6.6%	(6.7%)	14.1%
Westbrooke	110		4/1/2010	979	96.1%	96.3%	5.1%	2.3%	(4.2%)	7.3%
Total Baltimore	10,008	23.9%		$1,201	94.2%	94.4%	3.2%	2.7%	(1.7%)	5.2%	22.5%

Boston
Gardencrest	696		6/28/2002	$1,839	95.5%	95.8%	4.0%	4.0%	5.4%	3.2%
Highland House	172		5/31/2006	1,392	93.9%	91.0%	4.0%	6.5%	0.4%	12.1%
Liberty Commons	120		8/30/2006	1,399	94.6%	95.1%	5.2%	3.0%	(4.3%)	7.0%
Liberty Place	107		6/6/2006	1,612	95.5%	96.4%	2.4%	2.0%	(4.9%)	6.9%
Middlesex Crossing	252		12/18/2013	1,515	94.6%	95.9%	7.2%	6.5%	5.0%	7.6%
Redbank Village	500		7/8/1998	1,107	94.6%	97.1%	9.9%	7.6%	3.8%	9.9%
Stone Ends	280		2/12/2003	1,484	97.3%	96.3%	5.8%	7.7%	7.4%	8.0%
The Commons at Haynes Farm	302		7/15/2011	1,463	98.1%	97.6%	4.5%	5.6%	11.1%	2.5%
The Heights at Marlborough	348		9/7/2006	1,423	97.1%	97.0%	5.3%	4.5%	12.8%	(1.5%)
The Meadows at Marlborough	264		9/7/2006	1,359	97.0%	95.3%	4.0%	2.6%	7.3%	(1.1%)
The Townhomes of Beverly	204		2/15/2007	1,745	94.3%	94.0%	3.7%	4.8%	22.4%	(6.8%)
The Village at Marshfield	276		3/17/2004	1,359	97.8%	94.9%	4.8%	8.9%	8.6%	9.1%
Westwoods	35		4/30/2007	1,480	98.9%	96.7%	4.4%	8.3%	(9.0%)	29.3%
Total Boston	3,556	8.5%		$1,487	96.0%	95.9%	5.1%	5.4%	7.0%	4.3%	8.8%

Property Results

First Quarter 2015
							1Q '15 Versus 1Q '14
		1Q '15					% Growth
	# of	Company	Date	1Q '15	1Q '15	1Q '14	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$978	94.8%	94.7%	4.2%	4.1%	(0.3%)	8.9%
Courtyards Village	224		8/29/2001	987	96.9%	96.8%	2.9%	3.9%	(3.4%)	11.1%
Cypress Place	192		12/27/2000	1,152	97.2%	95.7%	4.3%	5.6%	(15.9%)	24.1%
Lakeview Townhomes	120		10/18/2010	1,279	96.1%	96.9%	0.8%	0.6%	(11.3%)	13.6%
Park Grove	710		1/7/2015	1,101	94.5%	n/a	n/a	n/a	n/a	n/a
The Colony	783		9/1/1999	1,007	97.4%	96.0%	5.8%	9.8%	(8.8%)	25.4%
The Gates of Deer Grove	204		12/15/2011	1,147	96.7%	96.5%	6.0%	6.6%	(2.7%)	16.2%
The Lakes of Schaumburg	428		11/12/2014	1,209	97.6%	n/a	n/a	n/a	n/a	n/a
Total Chicago	3,032	7.2%		$1,046	96.7%	95.9%	4.6%	6.4%	(6.7%)	18.9%	5.6%

Long Island
Bayview / Colonial	160		11/1/2000	$1,436	97.8%	97.4%	3.1%	(1.9%)	(16.7%)	10.4%
Cambridge Village	82		3/1/2002	2,092	95.3%	97.0%	5.6%	0.9%	7.9%	(4.0%)
Crescent Club	257		9/30/2010	1,547	96.3%	96.7%	5.2%	3.4%	(0.8%)	6.2%
Devonshire Hills	656		7/16/2001	1,754	94.8%	96.3%	3.0%	(1.3%)	(9.1%)	3.4%
Hawthorne Court	434		4/4/2002	1,620	96.5%	96.2%	3.7%	1.8%	1.0%	2.4%
Heritage Square	80		4/4/2002	2,022	96.8%	97.5%	4.6%	3.7%	(8.5%)	14.9%
Holiday Square	144		5/31/2002	1,393	96.2%	97.8%	3.6%	2.1%	1.4%	2.6%
Lake Grove	368		2/3/1997	1,637	97.8%	94.1%	3.9%	7.4%	(0.8%)	13.3%
Mid-Island Estates	232		7/1/1997	1,574	96.3%	97.4%	3.8%	0.0%	6.5%	(4.8%)
Sayville Commons	342		7/15/2005	1,810	95.1%	96.8%	4.5%	7.9%	3.4%	11.5%
Southern Meadows	452		6/29/2001	1,602	96.3%	95.5%	2.8%	4.0%	0.4%	6.9%
Westwood Village	242		3/1/2002	2,647	96.2%	96.9%	3.1%	3.6%	3.1%	4.0%
Woodmont Village	97		3/1/2002	1,527	97.1%	97.5%	5.9%	(2.2%)	(1.3%)	(2.9%)
Yorkshire Village	40		3/1/2002	2,047	97.4%	95.8%	3.6%	11.7%	20.6%	3.0%
Total Long Island	3,586	8.5%		$1,728	96.2%	96.3%	3.7%	2.7%	(0.8%)	5.3%	10.5%

Property Results

First Quarter 2015
							1Q '15 Versus 1Q '14
		1Q '15					% Growth
	# of	Company	Date	1Q '15	1Q '15	1Q '14	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Northern New Jersey
Barrington Gardens	148		3/1/2005	$1,470	98.1%	97.3%	3.4%	5.1%	(13.8%)	18.5%
Chatham Hill	308		1/30/2004	2,028	93.2%	91.3%	(0.2%)	3.2%	(8.7%)	8.9%
East Hill Gardens	33		7/8/1998	1,700	96.8%	98.1%	2.2%	3.1%	4.0%	2.4%
Hackensack Gardens	198		3/1/2005	1,333	94.5%	98.4%	6.4%	1.1%	(6.9%)	8.3%
Jacob Ford Village	270		2/15/2007	1,495	95.8%	95.9%	2.9%	2.7%	(9.9%)	9.8%
Lakeview	106		7/8/1998	1,521	97.5%	97.5%	1.6%	(2.1%)	13.6%	(14.9%)
Northwood	134		1/30/2004	1,509	95.0%	97.0%	2.6%	1.0%	(3.2%)	4.1%
Oak Manor	77		7/8/1998	2,117	96.1%	94.9%	1.6%	1.4%	(7.3%)	7.2%
Pleasant View	1,142		7/8/1998	1,286	96.4%	96.1%	2.9%	3.8%	(1.8%)	8.4%
Pleasure Bay	270		7/8/1998	1,228	93.9%	95.7%	4.1%	1.1%	(5.4%)	7.2%
Royal Gardens	550		5/28/1997	1,383	97.0%	97.4%	2.5%	2.5%	1.1%	3.5%
Sutton Pointe	241		2/19/2015	1,289	86.1%	n/a	n/a	n/a	n/a	n/a
Wayne Village	275		7/8/1998	1,557	96.7%	95.6%	2.8%	3.7%	5.5%	2.6%
Windsor Realty	67		7/8/1998	1,398	96.5%	96.8%	1.4%	2.0%	(7.9%)	12.1%
Total Northern New Jersey	3,819	9.1%		$1,446	96.0%	96.1%	2.6%	2.8%	(2.9%)	6.9%	9.1%

Philadelphia
Courts at Spring Mill Station	115		Under Construction	$1,870	44.9%	n/a	n/a	n/a	n/a	n/a
Glen Manor	180		9/23/1997	854	94.4%	93.7%	5.4%	9.2%	(9.1%)	36.6%
Golf Club	399		3/15/2000	1,243	94.9%	96.3%	3.0%	0.4%	(1.6%)	1.5%
Hill Brook Place	274		7/28/1999	979	93.7%	94.5%	1.7%	(1.4%)	(4.2%)	1.5%
Home Properties of Bryn Mawr	316		3/15/2000	1,617	97.7%	95.8%	3.3%	3.0%	0.1%	4.2%
Home Properties of Devon	631		3/15/2000	1,352	94.9%	95.1%	3.9%	2.3%	(5.9%)	7.2%
New Orleans Park	442		7/28/1999	960	96.7%	94.8%	2.7%	2.7%	(5.9%)	11.6%
Racquet Club East	466		7/7/1998	1,175	94.1%	91.2%	1.7%	4.4%	(1.3%)	8.5%
Racquet Club South	103		5/27/1999	981	96.1%	89.5%	1.8%	10.8%	(11.4%)	43.6%
Ridley Brook	244		7/28/1999	1,038	97.0%	95.1%	4.5%	4.0%	(2.4%)	10.7%
Sherry Lake	298		7/23/1998	1,342	94.3%	95.9%	1.2%	(0.8%)	(2.9%)	0.4%
Stone Hill	205		11/27/2013	946	96.7%	89.6%	2.1%	26.7%	2.2%	55.8%
The Brooke at Peachtree Village	146		8/15/2005	1,314	96.0%	96.9%	4.0%	3.4%	(7.8%)	11.1%
The Landings	384		11/22/1996	1,141	95.3%	96.5%	3.2%	0.4%	(4.5%)	4.9%
The Preserve at Milltown	376		6/19/2014	1,133	95.7%	n/a	n/a	n/a	n/a	n/a
Trexler Park	250		3/15/2000	1,187	94.9%	97.0%	3.5%	0.0%	(4.3%)	3.4%
Trexler Park West	216		8/15/2008	1,420	96.0%	97.2%	4.0%	2.7%	(4.9%)	6.7%
Waterview	203		7/14/2011	1,152	92.2%	96.3%	2.3%	(2.8%)	(7.2%)	0.8%
William Henry	363		3/15/2000	1,268	93.7%	93.8%	3.1%	4.4%	(5.4%)	11.7%
Willowbrook	248		7/30/2014	1,241	93.9%	n/a	n/a	n/a	n/a	n/a
Total Philadelphia	5,859	14.0%		$1,197	95.2%	94.8%	3.0%	2.8%	(4.2%)	7.9%	12.7%

Property Results

First Quarter 2015
							1Q '15 Versus 1Q '14
		1Q '15					% Growth
	# of	Company	Date	1Q '15	1Q '15	1Q '14	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired (2)	Rent/Mo	Occup(3)	Occup(3)	Rates(4)	Revenue	Expense	NOI	% NOI (1)
Southeast Florida
The Hamptons	668		7/7/2004	$1,177	96.6%	96.8%	7.6%	5.5%	(5.9%)	15.9%
Vinings at Hampton Village	168		7/7/2004	1,300	97.3%	95.5%	6.2%	9.0%	0.1%	16.7%
Total Southeast Florida	836	2.0%		$1,202	96.7%	96.5%	7.3%	6.3%	(4.6%)	16.1%	1.7%

Washington, D.C.
1200 East West	247		5/11/2010	$1,797	95.1%	92.8%	(3.3%)	2.0%	4.7%	0.6%
Arbor Park of Alexandria	851		Redevelopment	1,689	77.3%	80.9%	4.5%	(1.5%)	(3.1%)	(0.5%)
Braddock Lee	256		3/13/1998	1,447	95.7%	97.0%	(0.1%)	(0.8%)	(3.2%)	0.7%
Cinnamon Run	511		12/28/2005	1,361	92.7%	92.0%	2.8%	2.0%	12.3%	(2.0%)
Courts at Huntington Station	421		6/15/2011	1,944	91.8%	93.4%	(1.5%)	(1.2%)	0.1%	(1.9%)
East Meadow	150		8/1/2000	1,507	95.3%	95.8%	1.8%	0.2%	2.0%	(0.9%)
Eleven55 Ripley	379		Lease Up	1,838	76.3%	9.5%	n/a	n/a	n/a	n/a
Elmwood Terrace	504		6/30/2000	1,070	95.7%	95.8%	4.9%	5.5%	(1.5%)	10.9%
Hunters Glen	108		4/19/2011	1,089	93.5%	93.9%	4.7%	0.1%	(10.4%)	6.4%
Mount Vernon Square	1,387		12/27/2006	1,374	94.3%	92.8%	1.2%	3.2%	(0.1%)	5.2%
Newport Village	937		10/17/2011	1,571	93.9%	91.7%	(0.2%)	(1.8%)	(8.9%)	2.9%
Park Shirlington	294		3/13/1998	1,490	94.6%	94.4%	1.4%	1.4%	(3.7%)	4.8%
Peppertree Farm	879		12/28/2005	1,344	92.1%	93.3%	3.1%	0.6%	(2.2%)	2.4%
Seminary Hill	296		7/1/1999	1,478	95.7%	97.4%	1.6%	(0.6%)	1.8%	(2.2%)
Seminary Towers	545		7/1/1999	1,505	94.3%	94.4%	1.4%	(2.0%)	(2.2%)	(1.9%)
Somerset Park	108		10/11/2011	1,536	92.0%	97.7%	0.5%	(5.9%)	0.8%	(9.8%)
Tamarron	132		7/15/1999	1,691	92.0%	96.2%	2.5%	(0.6%)	6.1%	(3.1%)
The Apts. at Cobblestone Square	314		6/14/2012	1,349	95.4%	96.0%	1.4%	1.3%	3.5%	(0.1%)
The Apts. at Wellington Trace	240		3/2/2004	1,439	94.7%	97.0%	1.7%	(1.1%)	2.9%	(2.9%)
The Courts at Dulles	411		11/30/2011	1,557	96.3%	95.8%	1.6%	2.0%	0.8%	2.7%
The Courts at Fair Oaks	364		9/30/2010	1,529	93.8%	93.8%	(0.8%)	(1.4%)	2.0%	(3.0%)
The Manor - VA	198		2/19/1999	1,232	92.6%	94.8%	3.9%	(3.0%)	(3.6%)	(2.6%)
The Manor East	164		5/11/2012	1,179	92.1%	91.8%	2.4%	0.8%	5.9%	(2.4%)
The Sycamores	185		12/16/2002	1,492	98.4%	95.5%	1.6%	4.2%	5.3%	3.5%
Village at Potomac Falls	247		8/5/2010	1,478	94.4%	94.4%	1.3%	1.2%	(5.0%)	5.1%
West Springfield	244		11/18/2002	1,607	96.7%	95.9%	2.1%	3.7%	(7.5%)	10.3%
Westchester West	345		12/30/2008	1,453	90.5%	92.3%	2.9%	0.9%	4.2%	(1.0%)
Woodway at Trinity Centre	504		5/17/2012	1,459	95.0%	95.0%	2.4%	1.0%	(0.1%)	1.6%
Total Washington, D.C.	11,221	26.8%		$1,454	94.1%	94.1%	1.3%	0.7%	(0.8%)	1.5%	29.1%

Total Properties	41,917	100.0%		$1,361	94.3%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	38,569			$1,357	95.0%	95.0%	3.0%	2.6%	(1.3%)	5.2%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	For development properties, represents the date all units became available to rent.
(3)	Average physical occupancy is defined as the number of occupied apartment units divided by total apartment units.
(4)	Reflects net change in base rental rates before bad debts and occupancy changes.

Physical Occupancy Comparison by Region - Core Properties

Sequential Comparison
First Quarter 2015 vs. Fourth Quarter 2014
Region	% Units	1Q '15	4Q '14	Variance
Baltimore	25.9%	94.2%	94.2%	0.0%
Boston	9.2%	96.0%	96.0%	0.0%
Chicago	4.9%	96.7%	96.2%	0.5%
Long Island	9.3%	96.2%	96.2%	0.0%
Northern New Jersey	9.3%	96.0%	95.9%	0.1%
Philadelphia	13.3%	95.2%	94.7%	0.5%
Southeast Florida	2.2%	96.7%	95.1%	1.6%
Washington, D.C.	25.9%	94.1%	94.2%	(0.1%)
Total Core	100.0%	95.0%	94.9%	0.1%

Quarter over Quarter Comparison
First Quarter 2015 vs. First Quarter 2014
Region	% Units	1Q '15	1Q'14	Variance
Baltimore	25.9%	94.2%	94.4%	(0.2%)
Boston	9.2%	96.0%	95.9%	0.1%
Chicago	4.9%	96.7%	95.9%	0.8%
Long Island	9.3%	96.2%	96.3%	(0.1%)
Northern New Jersey	9.3%	96.0%	96.1%	(0.1%)
Philadelphia	13.3%	95.2%	94.8%	0.4%
Southeast Florida	2.2%	96.7%	96.5%	0.2%
Washington, D.C.	25.9%	94.1%	94.1%	0.0%
Total Core	100.0%	95.0%	95.0%	0.0%

March 2015 vs. First Quarter 2015
Region	% Units	Mar '15	1Q '15	Variance
Baltimore	25.9%	94.6%	94.2%	0.4%
Boston	9.2%	96.1%	96.0%	0.1%
Chicago	4.9%	97.5%	96.7%	0.8%
Long Island	9.3%	96.2%	96.2%	0.0%
Northern New Jersey	9.3%	96.4%	96.0%	0.4%
Philadelphia	13.3%	95.6%	95.2%	0.4%
Southeast Florida	2.2%	96.8%	96.7%	0.1%
Washington, D.C.	25.9%	93.9%	94.1%	(0.2%)
Total Core	100.0%	95.2%	95.0%	0.2%

Operating Results by Region - Core Properties

Sequential Results
First Quarter 2015 vs. Fourth Quarter 2014
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	25.9%	0.7%	0.0%	3.4%	(1.8%)
Boston	9.2%	1.0%	0.6%	17.9%	(8.3%)
Chicago	4.9%	1.2%	2.8%	3.3%	2.5%
Long Island	9.3%	0.3%	1.3%	7.3%	(2.5%)
Northern New Jersey	9.3%	0.5%	(0.4%)	3.5%	(2.9%)
Philadelphia	13.3%	0.6%	2.8%	5.3%	1.2%
Southeast Florida	2.2%	4.0%	3.9%	2.6%	4.9%
Washington, D.C.	25.9%	(0.2%)	0.4%	2.7%	(0.9%)
Total Core	100.0%	0.5%	0.8%	5.2%	(1.8%)

Year over Year Results
First Quarter 2015 vs. First Quarter 2014
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	25.9%	3.5%	2.7%	(1.7%)	5.2%
Boston	9.2%	5.7%	5.4%	7.0%	4.3%
Chicago	4.9%	5.7%	6.4%	(6.7%)	18.9%
Long Island	9.3%	3.3%	2.7%	(0.8%)	5.3%
Northern New Jersey	9.3%	3.1%	2.8%	(2.9%)	6.9%
Philadelphia	13.3%	3.5%	2.8%	(4.2%)	7.9%
Southeast Florida	2.2%	6.7%	6.3%	(4.6%)	16.1%
Washington, D.C.	25.9%	1.2%	0.7%	(0.8%)	1.5%
Total Core	100.0%	3.2%	2.6%	(1.3%)	5.2%

(1)	Reflects net change in base rental revenues after bad debts and occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '14		2Q '14		3Q '14		4Q '14		YTD '14
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.3%	3.3%	3.4%	3.7%	2.1%	3.9%	1.2%	3.9%	2.1%	3.7%

Boston	0.4%	3.0%	5.3%	3.8%	5.8%	4.1%	4.8%	4.1%	4.6%	3.9%

Chicago	2.3%	3.4%	4.3%	2.9%	2.7%	3.9%	2.1%	4.4%	3.1%	3.6%

Long Island	(0.4%)	3.4%	4.5%	3.5%	3.6%	4.0%	1.1%	4.1%	2.8%	3.8%

Northern New Jersey	2.8%	2.1%	4.4%	2.0%	4.9%	2.4%	2.2%	2.4%	4.0%	2.2%

Philadelphia	(2.0%)	2.4%	2.7%	3.4%	3.5%	3.8%	1.0%	3.5%	2.0%	3.4%

Southeast Florida	6.9%	4.2%	9.4%	3.9%	9.7%	4.6%	6.7%	4.5%	8.3%	4.2%

Washington, D.C.	(2.3%)	2.7%	(0.1%)	3.0%	(0.2%)	3.1%	(2.0%)	3.3%	(1.0%)	3.0%

Total Core	(0.2%)	2.9%	3.0%	3.2%	2.5%	3.6%	0.9%	3.6%	1.9%	3.4%

	1Q '15		April '15*
Region	New	Renewal	New	Renewal
Baltimore	(0.1%)	4.3%	1.4%	3.7%

Boston	3.6%	4.2%	7.4%	4.4%

Chicago	3.0%	5.1%	8.8%	5.2%

Long Island	1.9%	4.5%	1.2%	4.4%

Northern New Jersey	(0.3%)	2.2%	1.8%	1.6%

Philadelphia	(2.5%)	3.1%	0.3%	3.4%

Southeast Florida	8.4%	4.6%	9.8%	4.3%

Washington, D.C.	(2.1%)	3.2%	(0.9%)	3.0%

Total Core	0.1%	3.7%	1.7%	3.5%

*	Preliminary results for April 2015.

Resident Statistics

Top Six Reasons for Moveouts
	1Q '15	4Q '14	3Q '14	2Q '14	1Q '14	Year '14	Year '13	Year '12
Transfer within HME	15.3%	13.5%	11.9%	11.2%	15.4%	12.8%	13.4%	13.1%
Employment related	15.0%	14.6%	13.1%	14.8%	13.9%	14.1%	13.5%	13.2%
Location, apartment size	13.8%	12.7%	15.1%	14.5%	14.0%	14.2%	13.1%	12.6%
Eviction, skip	12.7%	14.2%	11.7%	12.1%	14.6%	13.0%	12.9%	14.2%
Home purchase	12.0%	13.2%	12.2%	10.8%	10.6%	11.8%	12.5%	11.3%
Domestic Situation	9.1%	8.6%	11.3%	11.1%	8.2%	10.8%	10.1%	10.2%

Traffic - Core Properties			Turnover - Core Properties
		Signed
	Traffic	Leases
	1Q '15	1Q '15
	vs.	vs.
Region	1Q '14	1Q '14	1Q '15	1Q '14
Baltimore	(1.4%)	4.8%	7.6%	8.0%
Boston	(19.0%)	3.9%	7.7%	8.3%
Chicago	(9.8%)	1.8%	8.2%	7.6%
Long Island	11.5%	6.4%	7.9%	7.2%
Northern New Jersey	0.3%	1.5%	8.1%	8.0%
Philadelphia	(4.2%)	(4.4%)	7.8%	7.8%
Southeast Florida	11.5%	9.2%	12.1%	11.4%
Washington, D.C.	3.5%	10.3%	7.9%	7.7%

Total Core	(1.6%)	4.4%	7.9%	7.9%

Bad Debt as % of Rent and Utility Recovery
	1Q '15	1Q '14
Total Core	0.75%	0.84%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%
	1Q '15	1Q '14	Variance	Variance
Rent	$147,776	$143,262	$4,514	3.2%
Utility recovery	7,539	7,978	(439)	(5.5%)
Rent including recoveries	155,315	151,240	4,075	2.7%
Other income	6,782	6,732	50	0.7%
Total income	162,097	157,972	4,125	2.6%
Operating & maintenance	(61,741)	(62,537)	796	1.3%
Core Properties NOI	$100,356	$95,435	$4,921	5.2%

Physical Occupancy	95.0%	95.0%	0.0%

Weighted Avg Rent per Unit	$1,357	$1,318	$39	3.0%

Acquired Properties (1)		Redevelopment Property (2)
	1Q '15		1Q '15
Rent	$7,494	Rent	$3,244
Utility recovery	155	Utility recovery	109
Rent including recoveries	7,649	Rent including recoveries	3,353
Other income	354	Other income	103
Total income	8,003	Total income	3,456
Operating & maintenance	(3,296)	Operating & maintenance	(1,263)
Acquired Properties NOI	$4,707	Redevelopment Property NOI	$2,193

Physical Occupancy	91.6%	Physical Occupancy	77.3%

Weighted Avg Rent per Unit	$1,285	Weighted Avg Rent per Unit	$1,689

Development Properties (3)		Disposed Properties (4)
	1Q '15		1Q '15
Rent	$290	Rent	$2,076
Utility recovery	15	Utility recovery	91
Rent including recoveries	305	Rent including recoveries	2,167
Other income	36	Other income	263
Total income	341	Total income	2,430
Operating & maintenance	(262)	Operating & maintenance	(745)
Development Properties NOI	$79	Disposed Properties NOI	$1,685

Physical Occupancy	(see development pipeline schedule)
Weighted Avg Rent per Unit	$1,870

(1)	Acquired Properties consists of properties acquired subsequent to January 1, 2014 and a development property currently in Lease-up (full year operating results not available).
(2)	Arbor Park of Alexandria - 851 units in 52 buildings commenced renovation in 2011 on a building-by-building basis.
(3)	Development Properties consists of one property, Courts at Spring Mill Station.
(4)	Disposed Properties consists of two properties, The New Colonies and The Coves at Chesapeake.

Seasonality Factor for NAV Calculation
To annualize net operating income for net asset value calculation, the seasonality factor to apply to the current quarter's effective NOI run rate is 24.3%.  This will adjust for the typical seasonal variability in NOI.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%
	1Q '15	1Q '14	Variance	Variance
Electricity	$2,309	$2,199	$110	5.0%
Gas	6,139	6,766	(627)	(9.3%)
Water & sewer	4,558	4,441	117	2.6%
Repairs & maintenance	6,056	6,187	(131)	(2.1%)
Personnel expense	13,603	13,759	(156)	(1.1%)
Advertising	1,159	1,152	7	0.6%
Legal & professional	341	247	94	38.1%
Office & telephone	1,684	1,615	69	4.3%
Property insurance	2,652	3,151	(499)	(15.8%)
Real estate taxes	16,243	15,903	340	2.1%
Snow	1,872	1,944	(72)	(3.7%)
Trash	945	912	33	3.6%
Property management G&A	4,180	4,261	(81)	(1.9%)
Total Core	$61,741	$62,537	$(796)	(1.3%)

Disposition of Real Estate
($ in thousands)

Results of operations for the two communities sold during the first quarter of 2015 are included in continuing operations in the consolidated statements of operations in accordance with ASU 2014-08 adopted effective January 1, 2015. Communities sold were:

- The New Colonies in the Chicago region was sold on January 26
- The Coves at Chesapeake in the Baltimore region was sold on March 25

Operating results provided below:

	1Q '15	1Q '14
Revenues:
Rental income	$2,076	$3,170
Property other income	354	337
Total revenues	2,430	3,507
Expenses:
Operating and maintenance	745	1,327
Interest
Depreciation and amortization	421	960
Total expenses	1,166	2,287
Net income	$1,264	$1,220

Results of operations for the three communities sold during 2014 are included in the line item “Income from discontinued operations.” Communities sold were:

- Cider Mill in the Washington, D.C. region was sold on February 26, 2014
- Woodleaf in the Washington, D.C. region was sold on December 19, 2014
- The Manor - MD in the Washington, D.C. region was sold on December 29, 2014

Operating results provided below:

		1Q '14
Revenues:
Rental income		$4,533
Property other income		525
Total revenues		5,058
Expenses:
Operating and maintenance		1,779
Interest (1)		1,584
Depreciation and amortization		861
Total expenses		4,224
Net income		$834

(1)	Includes debt extinguishment costs of $802 incurred as a result of repaying property-specific debt upon sale.

Summary of Recent Acquisitions
($ in millions, except unit and per unit data)
							Wtd Avg
			Purchase	# of	Cap (1)	Purchase	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2015 Acquisitions
Park Grove	Chicago	IL	1/7/2015	710	5.8%	$92.0	$129,577
Sutton Pointe	Northern New Jersey	NJ	2/19/2015	241	6.1%	31.0	128,631
			Total 2015	951	5.9%	$123.0	$129,338
2014 Acquisitions
The Preserve at Milltown	Philadelphia	PA	6/19/2014	376	6.3%	$45.0	$119,681
Willowbrook	Philadelphia	PA	7/30/2014	248	6.8%	30.5	122,984
Lakes of Schaumburg	Chicago	IL	11/12/2014	428	6.0%	66.0	154,206
			Total 2014	1,052	6.3%	$141.5	$134,506

	Total 2015 and 2014 Acquisitions			2,003	6.1%	$264.5	$132,052

(1)	Capitalization (Cap) rate based on projected NOI at the time of acquisition after allowance for a 2.7% management fee, but before capital expenditures.

Summary of Recent Dispositions
($ in millions, except unit and per unit data)
							Wtd Avg
			Sale	# of	Cap (2)	Sales	Price per	Unlevered
Community	Region	State	Date	Units	Rate	Price	Unit	IRR

2015 Sales
The New Colonies	Chicago	IL	1/26/2015	672	7.3%	$49.3	$73,390	10.5%
The Coves at Chesapeake	Baltimore	MD	3/25/2015	469	6.6%	76.3	162,580	6.3%
			Total 2015	1,141	6.9%	$125.6	$110,051	8.0%
2014 Sales
Cider Mill	Washington, D.C.	MD	2/26/2014	864	6.9%	$110.0	$127,315	8.3%
Woodleaf	Washington, D.C.	MD	12/19/2014	228	7.1%	33.5	146,930	12.1%
The Manor (MD)	Washington, D.C.	MD	12/29/2014	435	6.3%	73.3	168,391	11.5%
			Total 2014	1,527	6.7%	$216.8	$141,945	10.0%

	Total 2015 and 2014 Sales			2,668	6.8%	$342.3	$128,305	9.2%

(2)
Capitalization (Cap) rate based on historical NOI after allowance for a 2.7% management fee, but before capital expenditures.  The cap rate as calculated from the buyer's perspective could be lower if risk of real estate re-assessment is taken into account.

Breakdown of Units

				Net			Net
				Acquired/Sold/			Acquired/Sold/
		As of	12/31/2013	Developed	As of	12/31/2014	Developed	As of	3/31/2015
Region	State	12/31/2013	% of units	in 2014	12/31/2014	% of Units	in 2015	3/31/2015	% of Units
Baltimore	MD	10,477	24.8%	-	10,477	24.9%	(469)	10,008	23.9%
Boston	MA/ME	3,556	8.4%	-	3,556	8.4%	-	3,556	8.5%
Chicago	IL	2,566	6.1%	428	2,994	7.1%	38	3,032	7.2%
Long Island	NY	3,586	8.5%	-	3,586	8.5%	-	3,586	8.5%
Northern New Jersey	NJ	3,578	8.5%	-	3,578	8.5%	241	3,819	9.1%
Philadelphia	PA	5,114	12.2%	745	5,859	14.0%	-	5,859	14.0%
Southeast Florida	FL	836	2.0%	-	836	2.0%	-	836	2.0%
Washington, D.C.	MD/VA	12,457	29.5%	(1,236)	11,221	26.6%	-	11,221	26.8%
Total		42,170	100.0%	(63)	42,107	100.0%	(190)	41,917	100.0%

Debt
($ in thousands)

		Interest	03/31/15
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Stratford Greens	Capital One Bank	5.75%	28,258	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	35,891	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	31,389	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	21,464	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	18,448	09/01/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,572	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	30,812	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	9,824	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	46,053	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,792	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	70,884	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,742	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	46,425	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	34,029	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	7,845	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,083	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	39,190	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	6,542	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,079	06/01/16
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	41,528	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	26,777	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	5,977	12/15/18
Bonnie Ridge - 2nd	Prudential Life	6.16%	15,979	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,058	12/15/18

Debt
($ in thousands)

		Interest	03/31/15
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Annapolis Roads	Amerisphere - Fannie Mae	5.12%	22,497	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,043	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	19,862	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	15,536	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	43,508	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,497	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,443	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,356	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	45,810	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	38,157	10/01/19
Elmwood Terrace	M&T Realty - Fannie Mae	5.56%	25,103	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,506	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	24,505	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	13,789	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,336	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	23,481	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	13,797	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	12,949	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,343	05/01/20
The Lakes of Schaumburg	Midland Loan Services - Freddie CME	3.50%	33,410	09/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	35,826	09/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	90,381	11/01/20
New Orleans Park	M&T Realty - Fannie Mae	4.58%	22,016	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	35,297	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	13,641	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	19,942	01/01/21
Home Properties of Devon	M&T Realty - Fannie Mae	4.85%	57,061	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	89,558	11/01/21

Wtd Avg Rate/Total Debt - Fixed Rate Secured		5.18%	$1,573,332

Debt
($ in thousands)

			Interest	03/31/15
Property		Lender	Rate %	Balance	Maturity Date
Variable Rate Secured
Sherry Lake		M&T Realty - Freddie Mac	2.92%	23,549	04/01/17

Wtd Avg Rate/Total Debt - Variable Rate Secured			2.92%	$23,549

Wtd Avg Rate/Total Debt - Total Secured Debt			5.15%	$1,596,881

Fixed Rate Unsecured
Private Placement Senior Notes - Series A		Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B		Various Investors	5.00%	60,000	12/19/21
Senior Notes		Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan-Interest Rate Swapped to Maturity		M&T Bank et. al.	1.69%	250,000	08/18/18

Variable Rate Unsecured
Bank Term Loan 180-Day		M&T Bank	1.19%	100,000	05/18/15
Revolving Line of Credit		M&T Bank et. al.	1.19%	291,500	08/18/17
Adjusts Daily 30 LIBOR + 1.0

Wtd Avg Rate/Total Debt - Total Unsecured Debt			2.13%	$841,500

Total Combined Debt			4.11%	$2,438,381

% Of Portfolio - Fixed	83.0%
% Of Portfolio - Variable	17.0%
			Interest		Years To
			Rate %		Maturity
Wtd Avg - Total Fixed Rate Debt			4.69%		3.48
Wtd Avg - Total Variable Rate Debt			1.29%		1.82
Wtd Avg - Combined Debt			4.11%		3.19

Debt
($ in thousands)

Total Debt Maturity Schedule Exclusive of Revolving Line of Credit & 180-Day Term Loan
Year of Maturity	Fixed Rate		Variable Rate		Total
	Wtd Avg		Wtd Avg			% Of
	Rate	Debt	Rate	Debt	Debt	Total
2015	4.98%	$185,659	-	-	$185,659	9.07%
2016	5.40%	292,663	-	-	292,663	14.30%
2017	5.78%	157,524	2.92%	23,549	181,073	8.85%
2018	3.46%	506,834	-	-	506,834	24.76%
2019	5.14%	317,318	-	-	317,318	15.50%
2020	4.68%	323,131	-	-	323,131	15.79%
2021	4.85%	240,203	-	-	240,203	11.73%
TOTAL	4.69%	$2,023,332	2.92%	$23,549	$2,046,881	100.00%

Debt

Unencumbered Properties

Property	# Units	Region	State	Property	# Units	Region	State
Canterbury	618	Baltimore	MD	Barrington Gardens	148	Northern New Jersey	NJ
Dunfield	312	Baltimore	MD	East Hill Gardens	33	Northern New Jersey	NJ
Gateway Village	132	Baltimore	MD	Hackensack Gardens	198	Northern New Jersey	NJ
Howard Crossing	1,350	Baltimore	MD	Jacob Ford Village	270	Northern New Jersey	NJ
Middlebrooke	208	Baltimore	MD	Oak Manor	77	Northern New Jersey	NJ
Morningside Heights	1,050	Baltimore	MD	Pleasure Bay	270	Northern New Jersey	NJ
Saddle Brooke	468	Baltimore	MD	Sutton Pointe *	241	Northern New Jersey	NJ
The Apts at Cambridge Court	544	Baltimore	MD	Wayne Village	275	Northern New Jersey	NJ
The Greens at Columbia	168	Baltimore	MD	Windsor Realty	67	Northern New Jersey	NJ
Westbrooke	110	Baltimore	MD	Courts at Spring Mill Station	115	Philadelphia	PA
Gardencrest	696	Boston	MA	Hill Brook Place	274	Philadelphia	PA
Highland House	172	Boston	MA	Home Properties of Bryn Mawr	316	Philadelphia	PA
Liberty Place	107	Boston	MA	Racquet Club South	103	Philadelphia	PA
Middlesex Crossing	252	Boston	MA	Stone Hill	205	Philadelphia	PA
The Commons at Haynes Farm	302	Boston	MA	The Preserve at Milltown	376	Philadelphia	PA
The Heights at Marlborough	348	Boston	MA	Waterview	203	Philadelphia	PA
The Townhomes of Beverly	204	Boston	MA	Willowbrook	248	Philadelphia	PA
The Village at Marshfield	276	Boston	MA	1200 East West	247	Washington, D.C.	MD
Westwoods	35	Boston	MA	Eleven55 Ripley	379	Washington, D.C.	MD
Liberty Commons	120	Boston	ME	Hunter's Glen	108	Washington, D.C.	MD
Redbank Village	500	Boston	ME	Seminary Hill	296	Washington, D.C.	MD
Blackhawk	371	Chicago	IL	Courts at Huntington Station	421	Washington, D.C.	MD
Courtyards Village	224	Chicago	IL	Braddock Lee	256	Washington, D.C.	VA
Lakeview Townhomes	120	Chicago	IL	Mt. Vernon Square	1,387	Washington, D.C.	VA
Park Grove *	710	Chicago	IL	Newport Village	937	Washington, D.C.	VA
The Colony	783	Chicago	IL	Park Shirlington	294	Washington, D.C.	VA
The Gates of Deer Grove	204	Chicago	IL	Somerset Park	108	Washington, D.C.	VA
Bayview/Colonial	160	Long Island	NY	The Apts at Cobblestone Square	314	Washington, D.C.	VA
Cambridge Village	82	Long Island	NY	The Apts at Wellington Trace	240	Washington, D.C.	VA
Crescent Club	257	Long Island	NY	The Courts at Dulles	411	Washington, D.C.	VA
Hawthorne Court	434	Long Island	NY	Village at Potomac Falls	247	Washington, D.C.	VA
Heritage Square	80	Long Island	NY	West Springfield	244	Washington, D.C.	VA
Holiday Square	144	Long Island	NY	Westchester West *	345	Washington, D.C.	VA
Lake Grove	368	Long Island	NY	Woodway at Trinity Centre	504	Washington, D.C.	VA
Yorkshire Village	40	Long Island	NY

				Total Number of Units:	22,106
				Total Number of Properties:	69

*	Property added to unencumbered pool during Q1 '15.

Capital Expenditures

Recurring Capital Expenditure Summary

For 2015 the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $900 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost per	Cost per
	Cost per	Useful	per Unit	Unit	Unit
Category	Unit	Life(1)	per Year(2)	per Year(3)	per Year
Appliances	$1,673	10	$167	$13	$180
Blinds, shades	148	3	49	6	55
Carpets, cleaning	924	4	231	155	386
Computers, equipment, misc.(4)	124	6	21	22	43
Contract repairs	-	-	-	182	182
Exterior painting (5)	87	3	29	-	29
Flooring	175	7	25	27	52
Furnace, air (HVAC)	880	19	46	84	130
Hot water heater	302	7	43	-	43
Interior painting	-	-	-	194	194
Kitchen, bath cabinets upgrades	1,272	15	85	-	85
Landscaping site	-	-	-	122	122
New roof	906	24	38	-	38
Parking lot site	900	15	60	-	60
Pool, exercise facility	130	15	9	56	65
Windows major	1,712	20	86	-	86
Miscellaneous (6)	190	17	11	-	11
Total	$9,423		$900	$861	$1,761

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $861 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditures

Capital Expenditure Summary

The Company estimates that on an annual basis $900 per unit is spent on recurring capital expenditures in 2015.  During the three months ended March 31, 2015 approximately $225 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three months ended March 31, 2015 as follows:

For the three months ended March 31, 2015
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$221	$5	$221	$5
Major building improvements	1,329	33	983	24	2,312	57
Roof replacements	345	9	-	-	345	9
Site improvements	679	17	-	-	679	17
Apartment upgrades	1,877	46	5,289	130	7,166	176
Appliances	1,324	33	-	-	1,324	33
Carpeting/flooring	2,423	60	-	-	2,423	60
HVAC/mechanicals	899	22	2,031	50	2,930	72
Miscellaneous	212	5	637	16	849	21
Total	$9,088	$225	$9,161	$225	$18,249	$450

(a)	Calculated using the weighted average number of units owned, including 38,569 core units, 2014 acquisition units of 1,052, and 2015 acquisition units of 773 for the three months ended March 31, 2015.

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended March 31, 2015
($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$8,677	$225	$8,646	$224	$17,323	$449
2015 Acquisition Communities	174	225	70	91	244	316
2014 Acquisition Communities	237	225	445	423	682	648
Subtotal	9,088	225	9,161	225	18,249	450
2015 Disposed Communities	104	165	-	-	104	165
2014 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (b)	-	-	-	-	470	-
Total	$9,192	$224	$9,161	$225	$18,823	$449

(a)
Calculated using the weighted average number of units owned, including 38,569 core units, 2014 acquisition units of 1,052, 2015 acquisition units of 773, and 2015 disposed units of 632 for the three months ended March 31, 2015.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)
	Quarter	Quarter
	3/31/2015	3/31/2014	Change
Net Operating Income	$100,356	$95,435	5.2%
Less: Non-recurring Capex @ 4%	(346)	-	-
Adjusted Net Operating Income	$100,010	$95,435	4.8%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 4% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of March 31, 2015
($ in thousands)
				Cost							%
		Units		Estimate	Costs				%	%	Physical
	Property	when	Cost	Per	Incurred		Initial	Date	Complete	Leased	Occup
	Type	Complete	Estimate	Unit	(1)	Start	Occup	Complete	(2)	(3)	(4)
Completed:
Eleven55 Ripley	Mid-Rise and	379	$113,500	$299	$113,842	4Q 11	4Q 13	4Q 14	100.0%	94.7%	85.0%
Silver Spring, MD	High-Rise

Under construction:
Courts at Spring Mill Station	Donut/Podium	385	89,000	231	80,378	2Q 12	4Q 14	2Q 15	29.9%	40.8%	21.0%
Conshohocken, PA

Total					$194,220

(1) Costs classified as Construction in Progress at March 31, 2015 are comprised of:

Eleven55 Ripley (a)			$16,629
Courts at Spring Mill Station (a)			66,982
			$83,611

(a)	The difference between Costs Incurred and Construction in Progress represents units placed into service.

(2)	Represents the percentage of units that have been completed and are available to rent as of April 29, 2015.
(3)	Represents the percentage of units that have been leased as of April 29, 2015.
(4)	Represents the percentage of units occupied as of April 29, 2015.

2015 Earnings Guidance
	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2015 compared to 2014

FFO per share - 2015 guidance	$1.083	$1.13 - $1.17			$4.59 - $4.71
			Information for subsequent
Midpoint of guidance	$1.083	$1.15	quarters will be provided in future		$4.65
			earnings press releases
FFO per share - 2014 actual	$0.996	$1.045			$4.326

Projected improvement	8.7%	10.0%			7.5%

2015 compared to 2014 based on "Operating FFO" - OFFO

OFFO per share - 2015 guidance	$1.087	$1.13 - $1.17			$4.54 - $4.66
			Information for subsequent
Midpoint of guidance	$1.087	$1.15	quarters will be provided in future		$4.60
			earnings press releases
OFFO per share - 2014 actual	$0.996	$1.105			$4.394

Actual/projected improvement	9.1%	4.1%			4.7%

OFFO excludes expensed acquisition costs from both years and development land impairment charges in 2014 and development land sale gain in 2015.

2015 Earnings Guidance
	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Core Property Assumptions:

Base Rental Income	3.2%	3.4%			3.0% - 4.0%

Total revenue growth	2.6%	3.2%			2.5% - 3.5%
			Information for subsequent
Expense growth	-1.3%	2.9%	quarters will be provided in future		1.0% - 2.0%
			earnings press releases
NOI growth	5.2%	3.4%			3.0% - 5.0%

Core Occupancy Assumptions:

2015 physical occupancy	95.0%	95.6%			95.4%
			Information for subsequent
2014 physical occupancy	95.0%	95.4%	quarters will be provided in future		95.2%
			earnings press releases
Change in occupancy	0.0%	0.2%			0.2%

2015 Earnings Guidance

Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

General & Administrative	$8.5M	$7.0M	$5.9M	$5.8M	$27.2M

Interest Expense	$25.5M	$26.0M	$27.1M	$26.8M	$105.4M

Development NOI 2015 projected run rate
(includes Eleven55 Ripley and Courts at Spring Mill)	$1.0M	$1.2M	$1.7M	$1.9M	$5.8M

Acquisition range of $250 million to $350 million.	$123M	$60M	$60M	$57M	$300M

Disposition range of $100 million to $200 million	$126M	-	-	$24M	$150M

Development land sale gain included in FFO, excluded from OFFO	-	-	$4.5M	-	$4.5M

Expense from acquisition costs for 2015 are projected at $1.3 million versus actual of $0.7 million in 2014.

Development spend remains unchanged from the original guidance provided on February 5, 2015 - $20 million.

Capital expenditures:
Recurring $38 million
Upgrading and repositioning $80 million	remains unchanged from original guidance given February 5, 2015